Exhibit 10.2


                          VICTOR EBNER ENTERPRISES S.A.
                                LICENSE AGREEMENT

     Pursuant to the terms, conditions and definitions set out on the subsequent pages of this Agreement (the "Agreement"), VICTOR EBNER ENTERPRISES, S.A. (hereinafter "Licensor"), a Swiss Corporation, agrees as of the Effective Date to perform the Personal Services and license the Intellectual Property in conjunction with Licensed Products for and to Victor Ebner Enterprises, Inc. (hereinafter "Licensee"), a New York Corporation. The following capitalized definitions are used in the Agreement and will have the following meaning(s) when used:

"Personal Services"              :             See Schedule A which is
                                                   ----------
                                               incorporated herein by reference.

"Marks"                          :             See Schedule B which is
                                                   ----------
                                               incorporated herein by reference.

"Licensed Products"              :             See Schedule C which is
                                                   ----------
                                               incorporated herein by reference.

"Territory(ies)"                 :             See Schedule D which is
                                                   ----------
                                               incorporated herein by reference.

"Term"                           :             See Schedule E which is
                                                   ----------
                                               incorporated herein by reference.

"Royalties"                      :             See Schedule F which is
                                                   ----------
                                               incorporated herein by reference.

"Intellectual Property"          :             See Schedule G which is
                                                   ----------
                                               incorporated herein by reference.

"Manufacturers"                  :             See Schedule H which is
                                                   ----------
                                               incorporated herein by reference.

"Effective Date"                 :             February 1, 2001

Licensor agrees to perform the Personal Services and license the Intellectual Property in conjunction with Licensed Products and the Licensee accepts an exclusive license of the Licensed Intellectual Property in conjunction with the Licensed Products on the terms and conditions set out on the subsequent pages of this Agreement.


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Duly authorized for and on behalf of        Duly authorized for and on behalf of
VICTOR EBNER ENTERPRISES S.A.               VICTOR EBNER ENTERPRISES, INC.

Signature:___________________________    Signature:___________________________

Printed Name:________________________    Printed Name:________________________

Title:_______________________________    Title:_______________________________

Date:________________________________    Date:________________________________

LICENSOR NOTICE ADDRESS:                 LICENSOR NOTICE ADDRESS:
____________________________________     ___________________________________
____________________________________     ___________________________________
____________________________________     ___________________________________

Either party may change its address to which copies are to be directed for the purpose of this Agreement by notice of such changes to the other party in accordance with the provisions set forth and incorporated in this Agreement.


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
     1. GRANT OF LICENSE: Licensor grants to Licensee for the Term of this Agreement, subject to the terms and conditions hereinafter contained, the exclusive license to the Personal Services of Licensor as described in Schedule
                                                                        --------
A  attached  hereto;  the Intellectual Property described in Schedule B attached
-                                                            ----------
hereto, to be used solely in connection with the manufacture, distribution, promotion, advertisement and sale of the "Licensed Products" specified in Schedule C attached hereto.
-----------

     2. TERRITORY: Licensee shall be entitled to use the license granted hereunder only in the Licensed Territory described in Schedule D attached
                                                             ----------
hereto. Licensee will not make use of or authorize any use of this license or the Licensed Products outside the Licensed Territory manufacture, distribute or sell the Licensed Products directly or through others to retailers outside the Licensed Territory.

     3. PERSONAL SERVICES: For the Term of the Agreement described in Schedule E attached hereto, Licensor agrees to provide to Licensee the Personal
-----------
Services  of  Licensor  as  provided  for  in  Schedule  A  attached  hereto.
                                               -----------

          4. PAYMENT: PERCENTAGE COMPENSATION: Licensee agrees to pay Licensor a sum equal to the percentage specified in Schedule F (or Licensor's
                                                       ----------
prevailing rate, if greater) of all net sales (as defined below) by Licensee or any of its affiliated, associated or subsidiary entities of the Licensed Products covered by this Agreement. (Such percentage of net sales is herein called "Percentage Compensation.") Percentage Compensation shall be payable concurrently with the periodic statements required in the following paragraph, except to the extent offset by Guaranteed Compensation theretofore remitted. The term "net sales" shall mean gross sales based on the wholesale price to the retail trade less quantity discounts and actual returns, but no deduction shall be made for uncollectible accounts, commissions, taxes, discounts other than quantity discounts, such as cash discounts and discounts attributable to the issuance of a letter of credit, or any other amount. No costs incurred in the manufacture, sale, distribution, promotion or advertisement of the Licensed Products shall be deducted from any Percentage Compensation payable by Licensee. Said Percentage Compensation shall also be paid by Licensee to Licensor on all Licensed Products (including, without limitation, any irregulars, seconds, etc. distributed pursuant to the provisions of Paragraph 4 of this Agreement)
distributed by Licensee or any of its affiliated, associated or subsidiary entities, even if not billed or billed at less than usual net sales price for such Licensed Products, and shall be based upon the usual net sales price for such Licensed Products sold to the trade by Licensee. Any late payments of Advance Compensation, Guaranteed Compensation or Percentage Compensation shall require Licensee to pay Licensor, in addition to the amounts due, interest at one percent (1%) per month or the highest prime lending rate published in the Wall Street Journal during the period such amounts are delinquent, whichever is
-------------------
greater, on the amounts delinquent for the period of the delinquency, without prejudice to any other rights of Licensor in connection therewith.


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
     5. PERIODIC STATEMENTS: Within thirty (30) days after the first day of the Term, and promptly on the 15th day of every calendar month thereafter, Licensee shall furnish to Licensor complete and accurate statements, certified to be accurate by an officer of Licensee, showing the sales volume of the Licensed Products, gross sales price, itemized deductions from gross sales price, and net sales price of the Licensed Products distributed and/or sold by Licensee during the preceding calendar month, together with any returns made during the preceding calendar month. Such statements shall be furnished to Licensor whether or not any of the Licensed Products have been sold, or any payment is shown to be due Licensor, during the calendar months in which such statements are due. Licensee shall furnish to Licensor sufficient background information so as to make such statements intelligible to Licensor, and on an annual basis, a complete list of Licensee's customers to whom Licensed Products have been sold. Licensor agrees that it will not divulge said customer list to any other licensee, to any other competitor licensing organization, or to any competitor of Licensee. Receipt or acceptance by Licensor of any of the statements furnished pursuant to this Agreement or of any sums paid hereunder shall not preclude Licensor from questioning the correctness thereof at any time, and in the event that any inconsistencies or mistakes are discovered in such statements or payments, they shall immediately be rectified and the appropriate payments made by Licensee. Late payment penalties, if any, shall be made pursuant to Paragraph 4. Upon demand of Licensor, Licensee shall at its own expense, but not more than once in any twelve (12) month period, furnish to Licensor a detailed statement certified by an independent certified public accounting firm approved by Licensor showing the sales volume of each Licensed Products, gross sales price, itemized deductions from gross sales price and net sales price of the Licensed Products covered by this Agreement distributed and/or sold by Licensee to the date of the Licensor's demand. All amounts payable pursuant to this Agreement shall be in U.S. dollars only.

     6.     BOOKS  AND  RECORDS:
     A. RIGHT TO INSPECT: Licensee shall keep, maintain and preserve in its principal place of business for at least two (2) years following termination or expiration of this Agreement or any renewal thereof, complete and accurate records and accounts covering all transactions relating to this Agreement and pertaining to the various items required to be shown on the statements to be submitted by Licensee, including, without limitation, invoices, correspondence and banking, financial and other records in Licensee's possession or under its control. Such records and accounts shall be available for inspection and audit (and copying at Licensor's expense) at any time or times during or after the term or terms of this Agreement during reasonable business hours and upon reasonable notice by Licensor or its representatives. Licensee agrees not to cause or permit any interference with Licensor or representatives of Licensor in the performance of their duties of inspection and audit.

     B. NO WAIVER: The exercise by Licensor, in whole or in part or at any time or times, of the right to audit records and accounts or of any other right herein granted, the acceptance by Licensor of any statement or statements or the receipt and deposit by Licensor of any payment tendered by or on behalf of Licensee shall be without prejudice to any rights or remedies of Licensor and shall not stop or prevent Licensor from thereafter disputing the accuracy of any such statement or payment.

     C. REMEDIES FOR DISCREPANCIES: If pursuant to its right hereunder to audit and inspect Licensor causes an audit and inspection to be instituted which thereafter discloses a deficiency of three percent (3%) or more between the amount found to be due to Licensor and the amount actually paid or credited to Licensor, then Licensee shall be responsible for payment of the entire deficiency, together with interest thereon at the then current prime rate as published in the Wall Street Journal from the date such amount became due until
                  ------------------
the date of payment, and the costs and expenses of such audit and inspection. If the audit discloses a deficiency of less than three percent (3%) between the amount found to be due to Licensor and the amount actually paid or credited to Licensor, and if the amount actually paid or credited to Licensor plus the deficiency exceeds the Guaranteed Compensation for the period covered by the deficiency, then Licensee shall pay Licensor the amount of the deficiency plus interest as calculated above.

     7.     INDEMNIFICATIONS  AND  PROTECTIONS:
     A. Licensor hereby agrees to indemnify, defend and hold Licensee and its owners, shareholders, directors, officers, employees, agents, representatives, successors and assigns harmless from any claims, suits, damages or costs (including reasonable attorneys' fees and expenses) arising from (i) challenges to Licensor's right to license the Intellectual Property in connection with the manufacture, distribution, promotion, advertisement and sale of the Licensed Products or (ii) assertions to any claim of right or interest in or to the Intellectual Property as authorized and used on the Licensed Products, provided in each case that Licensee shall give prompt written notice, cooperation and assistance to Licensor relative to any such claim or suit, and provided further in each case that Licensor shall have the option to undertake and conduct the defense of any suit so brought and to engage in settlement thereof at its sole discretion.

     B. Licensee shall assist Licensor, to the extent necessary, in the procurement of any protection or to protect any of Licensor's rights to its Marks, and Licensor, if it so desires and in its sole discretion, may commence or prosecute any claims or suits in its own name or in the name of Licensee or join Licensee as a party thereto. Licensee shall notify Licensor in writing of any infringements or imitations by others of the Intellectual Property of which it is aware. Licensor shall have the sole right to determine whether or not any action shall be taken on account of such infringements or imitations. Licensee shall not institute any suit or take any action on account of any such infringements or imitations without first obtaining the written consent of Licensor to do so. Licensee agrees that it is not entitled to share in any proceeds received by Licensor (by settlement or otherwise) in connection with any formal or informal action brought by Licensor hereunder.

     C. Licensee hereby agrees to indemnify, defend and hold Licensor, shareholders, directors, officers, employees, agents, representatives, successors and assigns harmless from any claims, suits, damages and costs
(including reasonable attorneys' fees and expenses) arising out of (i) any unauthorized use of or infringement of any trademark, service mark, copyright, patent, process, method or device by Licensee in connection with the Licensed Products covered by this Agreement, (ii) alleged defects or deficiencies in said Licensed Products or the use thereof, or false advertising, fraud, misrepresentation or other claims related to the Licensed Products not involving a claim of right to the Intellectual Property, (iii) the unauthorized use of the Intellectual Property or any breach by Licensee of this Agreement, (iv) libel or slander against, or invasion of the right of privacy, publicity or property of, or violation or misappropriation of any other right of any third party, and/or
(v) agreements or alleged agreements made or entered into by Licensee to effectuate the terms of this Agreement. Licensor shall give Licensee notice in writing of the making of any claim or the institution of any action hereunder and Licensor may at its option participate in any action. The indemnifications hereunder shall survive the expiration or termination of this Agreement.


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
     8. INSURANCE: Licensee agrees to obtain, at its own cost and expense, comprehensive general liability insurance including product liability insurance from an insurance company acceptable to Licensor, providing adequate protection for Licensor against any claims or suits arising out of any of the circumstances described in Paragraph 7 above for which insurer is able to provide insurance, in an amount no less than $5,000, 000 (five million dollars) per incident or occurrence, or Licensee's standard insurance policy limits, whichever is greater, and with a reasonable deductible in relation thereto. Such insurance shall remain in force at all times during the license period and for a period of five years thereafter. Within thirty (30) days from the date hereof, Licensee will submit to Licensor a fully paid policy or certificate of insurance naming Licensor as an additional insured party and requiring that the insurer shall not terminate or materially modify such policy or certificate of insurance without written notice to Licensor at least thirty (30) days in advance thereof.

     9. COPYRIGHT AND TRADEMARK NOTICES AND REGISTRATIONS: Licensee agrees that in any instance wherein the Intellectual Property is used, including but not limited to use in connection with the production, advertisement, promotion and sale of the Licensed Products, Licensee shall cause a general notice to be included on the product, on a label(s), on the packaging material(s) or on a separate slip of paper attached to the products in a form and format as mutually agreed on by the parties. Licensee shall submit a copy of its specifications for all of the above notices (including copies of its artwork, layouts or mold blueprints) to Licensor for its review. Licensor shall have the right to revise the above notice requirements and to require such other notices as shall be reasonably necessary to protect the interests of Licensor in the respective Intellectual Property. Licensee agrees to advise Licensor of the initial date of the marketing of all Licensed Products, and upon request, to deliver to Licensor the required number and type of specimen samples of the Licensed Products, labels or the like upon which the Intellectual Property is used for use in procuring copyright, trademark and/or service mark registrations in the name of and at the expense of the person, firm, corporation or other legal entity owning the Intellectual Property, in compliance with any laws relating to copyright, trademark and service mark registrations. Except to the extent set forth in any schedules attached to this Agreement, Licensor shall be solely responsible for taking such action as it deems appropriate to obtain such copyright, trademark or service mark registrations for its Intellectual Property. If it shall be necessary for Licensee to be the applicant to effect any such registrations, Licensee shall and hereby does assign all of its rights in each such application and any resulting registration to Licensor or any other appropriate owner thereof, and further agrees to execute all papers necessary to effectuate and/or confirm such assignments. Licensee shall perform all acts necessary and execute all documents necessary to effectuate its registration as a user of the Intellectual Property where such registration is needed. Licensee also agrees that, in any case where it employs the service of photographers or artists in connection with the production, promotion, marketing or distribution of the Licensed Products, it will require each such photographer or artist to agree that the photographic or artistic works he or she produces for Licensee shall be "works made for hire" for the purposes of the copyright laws, and that to the extent such photographic or artistic works may not qualify as "works made for hire," the copyright in each such work is assigned to Licensee.


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
     10. APPROVALS: Licensor shall have absolute approval of the Licensed Products and of all packaging, advertising and promotional material at all stages of the development thereof. Licensee agrees to furnish in a timely manner to Licensor, free of cost, for its written approval as to quality and style, designs of the Licensed Products and samples of each Licensed Product before its manufacture, sale, promotion, advertisement or distribution, whichever first occurs, and samples of all advertising, point of-sale displays, catalogs, sales sheets and other items that embody, display or picture the Intellectual Property, and no such Licensed Products other such materials shall be manufactured, sold, promoted, advertised or distributed by Licensee without such prior written approval. In particular, no use of any Mark or Marks shall be made on stationery of Licensee (specifically including, without limitation, letterhead, envelopes, business cards, shopping bags, invoices, statements, packing slips, etc.) without Licensor's express written approval in advance of any such use. In addition, no irregulars, seconds or other Licensed Products which do not conform in all material respects to the approved samples may be distributed or sold without the express written advance consent of Licensor. All such sales, if made, shall bear Percentage Compensation as set forth in Paragraph 4b. Subject, in each instance, to the prior written approval of Licensor, Licensee or its agents may use textual and/or pictorial matter pertaining to the Intellectual Property on such promotional display and advertising material as may, in its judgment, promote the sale of the Licensed Products. Ten (10) samples of each Licensed Product shall be supplied free of cost to Licensor. From time to time subsequent to final approval, a reasonable number of production samples shall periodically be sent to Licensor free of cost. Such samples shall also be sent upon any change in design, style or quality, which shall necessitate subsequent approvals by Licensor. Additional samples shall be supplied to Licensor upon request at no more than cost. Licensor shall also have the right to inspect Licensee's plants, warehouses or storage facilities at any reasonable time without notice.

     In the event that any item or matter submitted to Licensor under this Agreement for approval or consent shall not have been approved or consented to, disapproved or denied, or commented upon within twenty (20) business days after receipt thereof by Licensor, and Licensor (both Account Supervisor and Quality Control) shall have received notice from Licensee that comment is overdue by fax or other written communication, and Licensor shall not have commented within five (5) additional Licensor business days of receipt of such notice, any items or matters so submitted shall be deemed approved and consented to.

     In any instance where any material is required to be submitted to Licensor for Licensor's approval, that approval shall be granted or withheld in Licensor's sole discretion. No Licensed Products shall be sold without Licensor's approval as provided in this section.

     11. DISTRIBUTION: Licensee shall sell the Licensed Products to jobbers, wholesalers, distributors or retailers for sale or resale and distribution to retail stores and merchants for their resale and distribution or directly to the public. In the event Licensee sells or distributes a Licensed Products at a special price directly or indirectly to itself, including, without limitation, any subsidiary of Licensee, or to any other person, firm or corporation related in any manner to Licensee or its officers, directors or major stockholders, Licensee shall pay compensation with respect to such sales or distribution based upon the price generally charged the trade by Licensee.


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     12.     GOODWILL:  Licensee recognizes the great value of the publicity and good will associated with the Marks and in such connection, acknowledges that such goodwill belongs exclusively to Licensor.

     13. SPECIFIC UNDERTAKINGS OF LICENSEE: During the Term, each additional license period if any and thereafter, Licensee agrees that:

     A. It will not acquire any rights in the Marks specified in Schedule G attached hereto or Intellectual Property as a result of its use thereof and all use of the Marks and Intellectual Property shall inure to Licensor's benefit;

     B. It will not, directly or indirectly, attack the title of Licensor in and to the Marks or Intellectual Property, or any copyright, trademark or service mark pertaining thereto, nor will it attack the validity of the license granted hereunder, nor will it use the Marks or Intellectual Property in any manner other than as licensed hereunder;

     C. It will not at any time apply for any registration of any copyright, trademark, service mark or other designation which would affect the ownership of the Marks, or file any document with any governmental authority or take any action which would affect the ownership of the Marks or aid or abet anyone in doing so;

     D. It will not harm, misuse or bring into disrepute the Marks or Intellectual Property;

     E. It will manufacture, sell, promote, advertise and distribute the Licensed Products in a legal and ethical manner and in accordance with the terms, conditions and intent of this Agreement;

     F. It will not create any expenses chargeable to Licensor without the prior written approval of Licensor;

     G. It will protect to the best of its ability the right to manufacture, sell and distribute the Licensed Products hereunder;

     H. It will not use the Licensed Products for combination sales, as self-liquidation or free giveaways or for any similar method of merchandising without the prior written consent of Licensor and will exercise due care that its customers likewise will refrain from making such use of the Licensed Products;

     I. It will not, without the prior written consent of Licensor, enter into any sublicense or agency agreement for the manufacture, sale, promotion, advertisement or distribution of the Licensed Products;

     J. It will not engage in tying practices, illegal restraints of trade, or selling practices that exclude any members of the retail trade for any reason other than poor credit history, known lack of integrity or disregard for the rights of Licensor. Nothing in the preceding sentence shall be deemed to require Licensee to violate any other term of this Agreement;


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
     K. It will not use, or knowingly permit the use of, the Licensed Products as a premium, except with the prior written consent of Licensor and the specific negotiation of a higher royalty payment therefor. For purposes of this Agreement, the term "premium shall be defined as including, but not necessarily limited to, free or self-liquidating items offered to the public in conjunction with the sale or promotion of a product or service, including traffic building or continuity visits by the consumer/customer, or any similar scheme or device, the prime intent of which is to use the Licensed Products in such a way as to promote, publicize and/or sell the products, services or business image of the third party company or "Premium" use shall also specifically include distribution of the Licensed Products for retail sale through distribution channels (including, without limitation, catalogs) offering earned discounts or "bonus" points based upon the extent of usage of the offeror's product or service;

     L. It will comply with such guidelines and/or requirements as Licensor may announce from time to time. It will comply with all laws, regulations and standards relating or pertaining to the manufacture, sale, advertising or use of the Licensed Products and shall maintain the highest quality and standards, and shall comply with the requirements of any regulatory agencies (including, without limitation, the United States Consumer Safety Commission) which shall have jurisdiction over the Licensed Products;

     M. It guarantees that Licensor will obtain and shall be permitted to obtain Licensed Products for retail sale at lowest possible wholesale prices and shall receive prompt shipments and/or deliveries of the Licensed Products, without regard to the relatively small volume its orders may represent. Licensor may obtain the Licensed Products for their use, but not resale, at the manufacturer's lowest possible price, which shall in no event be greater than its lowest wholesale price;

     N. It will furnish to Licensor, upon request of Licensor (which shall be made only for reasonable cause and no more often than once per year), a list of all its distributors, sales representatives and jobbers for the Licensed Products, as well as a list of all its "trade names," said list to include the company name, address, telephone number, territorial representation and key contact name. Licensor agrees that it will not divulge any information provided to it under this paragraph to any other competitor licensing organization;

     O. Concurrently with its execution of this Agreement, it will provide Licensor with the names, addresses, telephone numbers and names of principal contacts of each party (hereinafter referred to as "Manufacturer"), both domestic and foreign, that Licensee desires or intends to have produce one or more of the Licensed Products in the event Licensee desires not to be the manufacturer of such Licensed Products. This information shall be set out in Schedule H of this Agreement and Licensee shall specify the Licensed Products Manufacturer will produce. In the event Licensee wishes to substitute a Manufacturer for those listed in Schedule H or wishes to add to the number of Manufacturers, Licensee shall first provide Licensor with the information set out in Schedule H regarding the proposed new Manufacturers for Licensor's written approval of such Manufacturers. Licensee's failure to do so may result in termination of this Agreement and/or confiscation and seizure of the Licensed Products. Licensee shall ensure that:


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
          (a) Manufacturer produces no merchandise bearing the Marks other than the Licensed Products described in Schedule H of this Agreement unless authorized by Licensor;

          (b) Manufacturer produces the Licensed Products only as and when directed by Licensee and in accordance with the terms herein and in compliance with all aws, regulations and governmental rules applicable to the Licensed Products and/or their manufacture;

          (c) Manufacturer does not supply the Licensed Products to any person, firm, corporation or business entity other than Licensee or to such entities as may be authorized by Licensee and Licensor jointly; and

          (d) Manufacturer does not delegate in any manner whatsoever its obligations with respect to the Licensed Products.

     Prior to the delivery of the Licensed Products from Manufacturer to Licensee, Licensee shall submit to Licensor, free of cost, for its written approval as to quality and style, at least two samples of the Licensed Products produced by Manufacturer;

     P. It will not manufacture or allow the manufacture, or accumulate inventory, of the Licensed Products, at a rate greater than its average rate during the license period as the end of the license period approaches;

     Q. It will not sell the Licensed Products to parties whom it knows or reasonably should know will resell or distribute such Licensed Products outside the Licensed Territory;

     R. It will not disclose any confidential, private, restricted or otherwise nonpublic information concerning VICTOR EBNER ENTERPRISES, S.A. which, it acknowledges, it may become privy to during the Term of this Agreement and for two (2) years thereafter for information which is not a "trade secret";

     S. It will not grant to any third person or entity a security interest in the Licensed Products without Licensor's prior written approval; and

     T. With respect to any Licensed Products manufactured outside the United States, (i) it will take receipt of goods at U.S. ports of entry, (ii) it will not allow any entity in the United States, including but not limited to distributors, wholesalers and retailers, to accept shipment of the Licensed Products from any non-U.S. manufacturer of such Licensed Products, and (iii) it will distribute such Licensed Products to third parties, including but not limited to distributors, wholesalers and retailers, from Licensee's principal place of business only.

     U. It shall not make any warranties or representations regarding the results or anticipated results of the Licensed Products, including without limitation, those regarding foreign language literacy and comprehension of foreign language(s).

     14. APPROVAL OF MANUFACTURER, ETC.: Nothing contained herein may be construed so as to imply endorsement of Manufacturer by Licensor. Licensee shall seek Licensor's written approval of Manufacturer prior to Licensee's engagement of Manufacturer. Any approval of Manufacturer granted by Licensor relates solely to the manufacturing of the Licensed Products and shall not constitute a grant of any right, title or interest in or to the Marks, nor to any copyrights, trademarks or service marks or other property rights associated therewith. Licensor hereby reserves the right to terminate in its discretion the engagement of Manufacturer at any time. Additionally, Licensor may confiscate goods or samples imported by Licensee or shipped by Manufacturer that bear any of the Marks and that have not been approved by Licensor as to quality.

     15. ACKNOWLEDEMENT OF RIGHTS: Licensee hereby acknowledges the proprietary nature of the Intellectual Property of Licensor and acknowledges that all rights, title and interest to such Intellectual Property belong to Licensor. Licensee represents that it has not made any unauthorized use of Intellectual Property of Licensor and agrees that it will make no use of any such Intellectual Property, other than as provided in this Agreement, without the prior written consent of Licensor. Any use Licensee has made or will make of such Intellectual Property has not conferred or will not confer, as the case may be, any rights or benefits upon it whatsoever, and any rights created by such use shall inure to the benefit of the Licensor.

     16. TERMINATION: Licensor shall have the right to terminate this Agreement without prejudice to any other rights which it may have, whether under the provisions of this Agreement, in law or in equity or otherwise, upon the occurrence of any one or more of the following events (herein called "defaults"), and Licensee's failure to cure such default(s) completely within ten (10) business days from Licensee's receipt of notice from Licensor;

     A.     If  Licensee  fails  to  deliver  to Licensor or to maintain in full force  and  effect  the  insurance  referred  to  in  Paragraph  8  hereof;  or

     B.     If Licensee fails to make any payment due hereunder on the date due,

at which time all monies which are owed during the current term or renewal referred to in Schedule F of this Agreement shall become due and payable to Licensor; or

     C.     If  Licensee  fails  to  deliver  any  of the statements hereinabove referred to or to give access to the premises and/or license records pursuant to the provisions hereof to Licensor's authorized representatives for the purposes permitted hereunder; or

     D.     If  any governmental agency or court of competent jurisdiction finds that  the  Licensed  Products  are  defective  in  any  way,  manner or form; or

     E.     If  Licensee  is  unable  to  pay  its  debts when due, or makes any assignment for the benefit of creditors or an arrangement pursuant to any bankruptcy law, or files or has filed against it any petition under the bankruptcy or insolvency laws of any jurisdiction, county or place, or shall have or suffer a receiver or trustee to be appointed for its business or property, or be adjudicated a bankrupt or an insolvent. In the event the license granted hereunder is terminated pursuant to this Paragraph neither Licensee nor its receivers, representatives, trustees, agents, administrators, successors and/or assigns shall have any right to sell, exploit or otherwise deal with or in the Licensed Products without the prior written consent of Licensor; or

     F.     If  Licensee  does  not  commence  in  good  faith  to  manufacture,

distribute and sell the Licensed Products throughout the Licensed Territory within any twelve (12) month period, but such default and Licensor's resultant right of termination shall apply only to the specific Licensed Products and/or the specific territory(ies) which or wherein Licensee fails to meet said requirements; or

     G.     If  Licensee  shall discontinue its business as it is now conducted;
     or

     H. If Licensee shall breach any of the undertakings set forth in Paragraph 13 hereof; or

     I.     If  Licensee  shall  breach  any  of the terms of this Agreement; or

     J. If, in the periodic statements furnished pursuant to Paragraph 5 hereof, the amounts owed to Licensor are significantly or consistently understated; or

     K. If Licensee shall undergo a change in majority or controlling ownership.

     In the event any of these defaults occurs and Licensor desires to exercise its right of termination under the terms of this Paragraph 16, Licensor shall give notice of termination in writing to Licensee. Any and all payments then or later due from Licensee hereunder (including Advance Compensation) shall then become promptly due and payable in full to Licensor and without set off of any kind; i.e., no portion of any prior payments made to Licensor shall be repayable to Licensee. Until payment to Licensor of any monies due it, Licensor shall have a lien on any units of the Licensed Products not then disposed of by Licensee and on any monies due Licensee from any jobber, wholesaler, distributor, sublicensee or other third parties with respect to sales of the Licensed
Products. Upon termination or expiration of the term hereof, all rights, licenses and privileges granted to Licensee hereunder shall automatically revert to Licensor and Licensee shall execute any and all documents evidencing such automatic reversion.

     17. FINAL STATEMENT UPON TERMINATION OR EXPIRATION: Licensee shall deliver to Licensor, as soon as practicable, following expiration or termination of this Agreement, a statement indicating the number and description of the Licensed Products on hand. Following expiration or termination Licensee may manufacture no more Licensed Products, but may continue to distribute its remaining inventory for a period not to exceed sixty (60) days, subject to the terms of Paragraph 4 hereof and payment of applicable royalties relative thereto; provided, however, that such royalties shall not be applicable against Advance Compensation or Guaranteed Compensation. Notwithstanding the foregoing, Licensee shall not manufacture, sell or distribute any Licensed Products after the expiration or termination of this Agreement because of (a) the failure of Licensee to cause the appropriate statutory notice of copyright, trademark, service mark or user registration to appear wherever the Marks are used; (b) the departure of Licensee from the quality and style approved by Licensor under the terms of Paragraph 10 hereof; (c) the failure of Licensee to obtain the approval of Licensor under the terms of Paragraph 10 hereof; or (d) the occurrence of an event of default under the terms of Paragraphs 13and 16 hereof. Licensor shall have the option to conduct physical inventories before termination and continuing until the end of the 60-day sell-off period in order to ascertain or verify such inventories and/or statement. Immediately upon expiration of the sell-off period, Licensee shall furnish Licensor a detailed statement certified by an officer of Licensee showing the number and description of Licensed
Products on hand in its inventory and shall dispose of such inventory at Licensor's direction and at Licensee's expense. In the event Licensee refuses to permit Licensor to conduct such physical inventory, Licensee shall forfeit its right hereunder to dispose of such inventory. In addition to such forfeiture, Licensor shall have recourse to all other remedies available to it.

     18. INJUNCTION: Licensee acknowledges that its failure to perform any of the terms or conditions of this Agreement, or its failure upon the expiration or termination of this Agreement to cease the manufacture of the Licensed Products and limit their distribution and sale as provided in Paragraph 11 hereof, shall result in immediate and irreparable injury, harm and damage to Licensor. Licensee also acknowledges that there may be no adequate remedy at law for such failures and that in the event thereof, Licensor shall be entitled to equitable relief in the nature of an injunction and to all other available relief, at law and/or in equity.

     19. RESERVATION OF RIGHTS: Licensor retains all rights not expressly and exclusively conveyed herein, and Licensor may license firms, individuals, partnerships or corporations to use the Intellectual Property in connection with other products, including other products identical to the Licensed Products contemplated herein outside the territory. Licensor reserves the right to use, or license others to use and/or manufacture, identical items as premiums.

     20. PAYMENTS: All payments shall be made to VICTOR EBNER ENTERPRISES, S.A. and sent to an address designated by Licensor.

     21. WAIVER MODIFICATION: No waiver, modification or cancellation of any term or condition of this Agreement shall be effective unless executed in writing by the party charged therewith. No written waiver shall excuse the performance of any act other than those specifically referred to therein. No waiver by either party hereto of any breach of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision hereof. The exercise of any right granted to either party hereunder shall not operate as a waiver. The normal expiration of the term of this Agreement shall not relieve either party of its respective obligations accruing prior thereto, nor impair or prejudice the respective rights of either party against the other, which rights by their nature survive such expiration. Licensor makes no warranties or representations to Licensee expect those specifically expressed herein.

     22. NO PARTNERSHIP: This Agreement does not constitute and shall not be construed as constituting an agency, partnership or joint venture relationship between Licensee and Licensor. Licensee shall have no right to obligate or bind Licensor in any manner whatsoever, and nothing herein contained shall give or is intended to give any rights of any kind to any third persons.

     23.     NON-ASSIGNABILITY:  Licensee  acknowledges  and  recognizes:

          (a) That it has been granted the license described in Paragraph 1 because of its particular expertise, knowledge, judgment, skill and ability;

          (b) That it has substantial and direct responsibilities to perform this Agreement in accordance with all of the terms contained herein;

          (c) That Licensor is relying on Licensee's unique knowledge, experience and capabilities to perform this Agreement in a specific manner consistent with the high standards of integrity and quality associated with VICTOR EBNER ENTERPRISES, S.A. as (method for learning second languages) and with VICTOR EBNER ENTERPRISES, S.A.'s licensed merchandise; and

          (d) That the granting of the license under this Agreement creates a relationship of confidence and trust between Licensee and Licensor. This Agreement is personal to Licensee, and Licensee shall not sublicense or franchise any of its rights hereunder, and neither this Agreement nor any of the rights of Licensee hereunder shall be sold, transferred or assigned by Licensee without Licensor's prior written approval and no rights hereunder shall desolve by operation of law or otherwise upon any assignee, receiver, liquidator, trustee or other party. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

     24. PARAGRAPH HEADINGS: Paragraph headings contained in this Agreement are for convenience only and shall not be considered for any purpose in governing, limiting, modifying, construing or affecting the provisions of this Agreement and shall not otherwise be given any legal effect.

     25. SINGULARS AND PLURALS. Where required to conform to common English usage and to permit a consistent, reasonable construction of this Agreement, words appearing in the singular shall be deemed to be in the plural, words in the plural shall be deemed to be in the singular, and subjects and verbs shall be deemed to agree with each other in the proper sense.

     26. CONSTRUCTION: This Agreement shall be construed, controlled and interpreted according to federal law and the laws of the State of New York without regard to principles of conflict of laws. All disputes of this Agreement shall be resolved by the courts of the State of New York and the Licensor and Licensee consent to the jurisdiction of such courts, agree to accept service of process by mail, and hereby waive any jurisdictional or venue defenses otherwise available to them. If any of the terms of this Agreement are held to be unlawful by a court of competent jurisdiction, such a finding shall in no way affect the remaining obligations of the Licensor and Licensee hereunder.

     27. SEVERABILITY: The determination that any provision of this Agreement is invalid or unenforceable shall not invalidate this Agreement, and the remainder of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     28. TIME OF THE ESSENCE: Time is of the essence of all parts of this Agreement.

     29. ACCEPTANCE BY LICENSOR: This instrument, when signed by Licensee or a duly authorized officer of Licensee, shall be deemed an application for a license and not a binding agreement unless and until signed by a duly authorized officer of Licensor. The receipt and/or deposit by Licensor of any check or other consideration given by Licensee and/or the delivery of any material by Licensor to Licensee shall not be deemed an acceptance by Licensor of this application. The foregoing shall also apply to any documents relating to renewals or modifications hereof.

     30. INTEGRATION: This Agreement, when fully executed, shall represent the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, understandings or agreements, oral or written, between the parties with respect to the subject matter hereof.

     31. FORCE MAJEURE: Unless otherwise agreed in writing, neither Licensor or Licensee shall be liable for any damages, costs, expenses or other consequences incurred by the other or by any other person or entity as a result of or due to circumstances or events beyond its reasonable control, including, without limitation, acts of God; change in or in the interpretation of any law or regulation; strikes, lockouts or other labor problems; fire or explosion; riot, military action or usurped power; or actions or failures to act on the part of a governmental authority provided that the non-performing party notifies the other party of such circumstances within thirty (30) days of learning of such circumstances. Any deadlines that Licensor or Licensee fails to meet by reason of any such circumstance or event shall be extended for such period of time as is reasonable in light of such circumstance or event. Notwithstanding the foregoing, unless otherwise agreed in writing, this Section shall not be an excuse for nonpayment. If any circumstance of non-performance extends for more than sixty (60) days, it shall constitute a breach of the Agreement and the non-performing Licensor or Licensee may terminate the Agreement pursuant to Paragraph 16.

     32. MISCELLANEOUS: Licensee acknowledges that this Agreement is for the Term specified in Schedule E only and that neither the existence of this Agreement nor anything contained herein shall impose on Licensor any obligation to renew or otherwise extend this Agreement after expiration of the license period.

                                   SCHEDULE A
                               "Personal Services"

Licensor shall provide the following "Personal Services" of Licensor commencing no more than thirty (30) Licensor business days from the Effective Date of this
Agreement:

                                   SCHEDULE B
                                     "Marks"

"Marks" are defined as the following trademarks and services marks of Licensor, including all substantially similar variants of the marks which may now or in the future be pending or registered in the United States Patent and Trademark Office ("PTO") or any other trademark registry anywhere else in the world:


     MARK                                        APPLN/REG. NO.
1.   Victor Ebner (word mark);
2.   Victor Ebner (stylized);
3.   Victor Ebner & Design;
4.   Victor (word mark);
5.   Victor (stylized);
6.   Victor & Design;
7.   Ebner (word mark);
8.   Ebner & Design;
9.   People Speak Victor (word mark);
10.  People Speak Victor & Design;
11.  Miscellaneous Design (animated character);
12.  Magic Lingua (word mark);
13.  Magic Lingua (stylized);
14.  Magic Lingua & Design;
15.  Victor Ebner Method (word mark);
16.  Victor Ebner Institute (word mark); and
17.  Victor Ebner Institute (stylized).

                                   SCHEDULE C
                               "Licensed Products"

"Licensed Products" shall refer to the following existing or future goods and services of Licensor used in teaching foreign languages:

1. Audio and visual multimedia products for use in foreign language instruction including but not limited to pre-recorded audio and video cassette tapes, CD-ROMS, DVD's, and compact discs;

2. Text, graphics, artwork literary works including downloadable and non-downloadable computer software;

3. Musical works, including any accompanying words, dramatic works, including any accompanying music, pantomimes and choreographic works;

4.     Pictorial,  graphic,  and  sculptural  works;

5.     Videos,  films,  and  other  audiovisual  works  and  sound  recordings;

6.     Instruction  manuals,  books  and  course  materials;

7.     Clothing;  and

8.     Toys.

                                   SCHEDULE D
                              "Licensed Territory"

"Licensed Territory" is defined as the United States of America and its territories and possessions.

                                   SCHEDULE E
                                     "Term"

The Term of the Agreement shall commence as of the Effective Date and remain in effect for five (5) years therefrom. Except the Agreement shall terminate upon the delivery by Licensor to Licensee audited financial statements that met the requirements of generally accepted principles and standards and which effectuate the terms of Capital Contribution Agreement.

                                   SCHEDULE F
                                   "Royalties"

Licensor shall receive the following "Royalties" from Licensee, such Royalties to be itemized by the Licensee:

1.      "Monthly  Royalty"  Pursuant  to  the schedule set forth in Paragraph 4,
         ---------------
         Licensee shall pay Licensor a royalty of the greater of six percent (6%) of Net Sales of the Licensed Products or $25,000 per year.

                                   SCHEDULE G
                             "Intellectual Property"

Intellectual Property refers to the Marks and the following copyrights, patent processes, methods or devices including: all language content including but not limited to all text, graphics, art work, audio and visual recordings for use in all Licensed Products including but not limited to all course materials, instruction manuals, pre-recorded audio and video cassettes, CD-ROMS and DVD's for use in teaching each of the languages offered now or in the future by Licensor; visual and audio demonstrations and instruction of how to use all Licensed Products including but not limited to interactive versions of the Licensor's language method via the Internet; consultation and instruction materials supporting the sale, promotion, advertisement and use of all Licensed Products; and Licensed Product updates and enhancements as developed by Licensor.

Copyrights refer to all material published and unpublished by Licensor its affiliates, parent, and subsidiary corporations including but not limited to all literary works including computer programs, musical works, including any accompanying words, dramatic works, including any accompanying music, pantomimes and choreographic works, pictorial, graphic, and sculptural works, motion pictures and other audiovisual works and sound recordings

                                   SCHEDULE H
                           "Authorized Manufacturers"

"Authorized  Manufacturers"  are  the  following companies, entities or persons:

Company  Name:         _______________________
Address:               _______________________
Contact:               _______________________
Telephone  Number:     _______________________
Telefax  Number:       _______________________
Email  Address:        _______________________


Company  Name:         _______________________
Address:               _______________________
Contact:               _______________________
Telephone  Number:     _______________________
Telefax  Number:       _______________________
Email  Address:        _______________________

Company  Name:         _______________________
Address:               _______________________
Contact:               _______________________
Telephone  Number:     _______________________
Telefax  Number:       _______________________
Email  Address:        _______________________


Company  Name:         _______________________
Address:               _______________________
Contact:               _______________________
Telephone  Number:     _______________________
Telefax  Number:       _______________________
Email  Address:        _______________________